Exhibit 19.1

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                              10

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $21,187,427.04                $3,318.16          $21,190,745.20
  Repurchased Loan Proceeds Related to Interest                          40,145.21                     0.00               40,145.21
                                                                         ---------                     ----               ---------
      Total                                                         $21,227,572.25                $3,318.16          $21,230,890.41

  Servicer Advances:
  Principal Advances                                                         $0.00                $4,511.20               $4,511.20
  Interest Advances                                                   4,355,945.99                   379.96            4,356,325.95
                                                                      ------------                   ------            ------------
      Total                                                          $4,355,945.99                $4,891.16           $4,360,837.15

  Principal:
  Principal Collections                                            $103,792,644.92               $76,267.20         $103,868,912.12
  Prepayments in Full                                                58,880,253.66                 9,461.61           58,889,715.27
  Prepayments in Full Due to Administrative Repurchases                       0.00                   744.51                  744.51
  Repurchased Loan Proceeds Related to Principal                      1,968,234.87                     0.00            1,968,234.87
  Payahead Draws                                                              0.00                 5,319.90                5,319.90
                                                                              ----                 --------                --------
      Total                                                        $164,641,133.45               $91,793.22         $164,732,926.67

  Liquidation Proceeds                                                                                                $3,303,122.98
  Recoveries from Prior Month Charge-Offs                                                                                125,313.05
                                                                                                                         ----------
      Total Principal Collections                                                                                   $168,161,362.70

  Principal Losses for Collection Period                                                                              $8,458,605.58
  Total Regular Principal Reduction                                                                                 $173,196,043.45

  Total Collections                                                                                                 $193,753,090.26

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $193,753,090.26
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $193,753,090.26



                                     Page 1

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                              10

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,651,844.73        $3,651,844.73                $0.00
   Amount per $1,000 of Original Balance               0.62                 0.62                 0.00

Net Swap Payment                              $2,514,414.01

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     598,481.31           598,481.31                0.00                 0.00                0.00
   Class A2 B Notes                   1,387,352.45         1,387,352.45                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,880,545.83         2,880,545.83                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $9,266,788.74        $9,266,788.74               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $9,845,368.74        $9,845,368.74               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $177,741,462.78

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        37,002,934.63
   Regular Principal Distribution Amount    127,805,969.42
                                            --------------
      Principal Distribution Amount        $164,808,904.05

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       43,164,236.78
   Class A2 B Notes                                      121,644,667.27
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $164,808,904.05

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $164,808,904.05

  Collections Released to Servicer                       $12,932,558.73

  Total Available for Distribution         $193,753,090.26
  Total Distribution (incl. Servicing Fee) $193,753,090.26


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                              10

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              78.48                    1.09                    79.57
  Class A2 B Notes                                              78.48                    0.90                    79.38
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.66                     1.66
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $28.49                   $1.60                   $30.09

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $27.93                   $1.67                   $29.59

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $4,108,101,796.70       0.7100359                $3,943,292,892.65       0.6815507
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            300,492,708.67       0.5463504                   257,328,471.89       0.4678699
  Class A2 B Notes                            846,843,088.03       0.5463504                   725,198,420.76       0.4678699
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $4,223,817,796.70       0.7157215                $4,059,008,892.65       0.6877948

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.99%                                           6.99%
  Weighted Average Remaining Maturity (WAM)             43.33                                           42.49
  Remaining Number of Receivables                     299,113                                         290,713
  Portfolio Receivable Balance              $4,382,213,681.98                               $4,208,996,865.65

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $12,089,969.42
  Specified Credit Enhancement Amount                                                                        $42,089,968.66
  Yield Supplement Overcollateralization Amount                                                             $137,898,003.58
  Target Level of Overcollateralization                                                                     $149,987,973.00

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                              10


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $3,303,122.98
  Recoveries from Prior Month Charge-Offs                                                                               $125,313.05
  Total Principal Losses for Collection Period                                                                        $8,458,605.58
  Charge-off Rate for Collection Period (annualized)                                                                          1.38%
  Cumulative Net Losses for all Periods                                                                              $21,967,991.47


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         4,055                $59,727,974.85
  61-90 Days Delinquent                                                                           710                $10,788,459.99
  91-120 Days Delinquent                                                                          271                 $3,992,313.56
  Over 120 Days Delinquent                                                                        221                 $3,659,070.93

  Repossesion Inventory                                                                           680                $11,113,466.46


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.8611%
  Preceding Collection Period                                                                                               0.9135%
  Current Collection Period                                                                                                 1.4052%
  Three Month Average                                                                                                       1.0599%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.3662%
  Preceding Collection Period                                                                                               0.4243%
  Current Collection Period                                                                                                 0.4135%
  Three Month Average                                                                                                       0.4013%



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                              10

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $13,676,144.15                    $42,528.12
  New Advances                                                                           4,307,118.98                      4,891.16
  Servicer Advance Recoveries                                                            4,417,019.95                     10,825.44
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $13,566,243.18                    $36,593.84

  Current Month Interest Advances for Prepaid Loans                                        $48,827.01                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $12,098.60
  Additional Payaheads                                                                                                    12,534.20
  Payahead Draws                                                                                                          14,938.81
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                         $9,693.99


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